Quest Solution, Inc. Appoints Joey Trombino as Chief Financial Officer

EUGENE, OR / May 5, 2016 / Quest Solution, Inc., (OTCQB: QUES), a specialty systems integrator focused on field and supply chain mobility, today announced that it has appointed Joey Trombino as Chief Financial Officer. Mr. Trombino will be located at the Montreal, Canada office.

Mr. Trombino was previously Interim Chief Financial Officer at Asturia Technologies Inc., a privately held provider of an advanced software platform converging the physical and virtual gaming spaces. Previously, he was Interim CFO of Hybrid Paytech World, a Fintech technology leader in the digital incentives, couponing and payment space listed on the Canadian Securities Exchange under ticker MOS. Previously, we was Chief Financial Officer at Malaga, Inc, a mining company dual-listed on the Toronto Stock Exchange and OCTQX.

Gilles Gaudreault, Chief Executive Officer of Quest Solution, commented, “Joey is a seasoned accounting and finance executive who brings terrific skills and experience across both the public and private markets to our Company. By consolidating our finance leadership with the rest of the executive team in Montreal, we expect to realize operational efficiencies and streamline our processes. We are excited to have him join our team and look forward to him communicating with our investors in the near term.”

Mr. Trombino added, “Quest is a compelling company uniquely positioned for sustainable growth, and I am excited to join the team at this point in the company’s development. I realize I am entering this position in the middle of our preparation of our 10-Q for the first quarter, so I have already begun to hit the ground floor running. I look forward to formally meeting our shareholders on our quarterly investor conference call.”

Mr. Trombino replaces Scot Ross, who has resigned from the position of Chief Financial Officer, effective immediately. Mr. Ross has moved to the position of Vice-President of Finance, a role that will allow him to continue to provide accounting and finance support to Mr. Trombino from the Company’s California office.

Scot Ross added, “From serving as the CFO for the past two acquisitions and now having the CEO located on the East Coast, it is more efficient to have the CFO in the same office as the CEO. I am looking forward to continuing to assist the company.”

About Quest Solution, Inc. www.questsolution.com

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States and Canada.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification) and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to successfully integrate its acquisitions, the Company’s ability to raise capital when needed and on acceptable terms and conditions, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding operational efficiencies, the streamlining of processes and the Company’s growth. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contacts:

Hayden IR
Brett Maas
(646) 536-7331
brett@haydenir.com

Cameron Donahue
(651) 653-1854
cameron@haydenir.com